                                   Exhibit 6

                              CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by Bradlees Stores, Inc., of its 9% Secured Convertible Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                               IBJ WHITEHALL BANK & TRUST COMPANY



                               By:   /s/Luis Perez
                                   -------------------------------
                                    Luis Perez
                                    Assistant Vice President



Dated:  January 25, 1999

                                   Exhibit 6

                              CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by Bradlees Stores, Inc., of its 9% Secured Convertible Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                  IBJ WHITEHALL BANK & TRUST COMPANY


                                  By: _____________________________
                                  Luis Perez
                                  Assistant Vice President



Dated:  January 25, 1999